Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Kurzweil Applied Intelligence, Inc. for the registration of 2,247,550 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 1996 (except Note 3, as to which the date is May 9, 1996) with respect to the financial statements and schedules of Kurzweil Applied Intelligence, Inc. included in its Annual Report (Form 10-KSB/A) for the fiscal year ended January 31, 1996, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP


Boston, Massachusetts
September 23, 1996

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